                                                      NEDAK Ethanol EPC Contract
                                                                    Atkinson, NE

                               AMENDMENT NO. 3 TO
                    ENGINEERING, PROCUREMENT AND CONSTRUCTION
                                SERVICES CONTRACT

DELTA-T CORPORATION, a Virginia corporation ("Delta-T"),  and NEDAK Ethanol LLC, a Nebraska limited  liability  company ("Owner" or "NEDAK"),  agree to amend the
Engineering,  Procurement and Construction Services Fixed Price Contract,  dated
August 9, 2006 ("EPC Contract").

                                   BACKGROUND

     The Parties  desire to amend the EPC Contract by modifying  the  completion dates, providing for liquidated damages for delayed performance,  establishing a revised Contract Sum, and modifying the payment terms.

                                    AMENDMENT

The parties agree to amend the EPC Contract as set forth below:

1.  Contract  Sum:  The  Contract  Sum  shall  be  increased  in the  amount  of
$5,000,000, payable as follows:

     a.  $2,000,000  due upon  Performance  Test  Acceptance  of the  Project in accordance with the EPC Contract;

     b. $3,000,000 due six months after Performance Test Acceptance. NEDAK shall execute a promissory,  in the form attached as Exhibit A to this Amendment, in the amount of $5,000,000.

2. Stainless Steel Surcharge: Paragraph 8.1 of the EPC Contract shall be amended to provide that the stainless  steel  surcharge in the amount of $6,648,320  (as established by Change Order No. 5) shall be included in its entirety  within the
$17 million payment to be made upon signing of this Amendment.

3. Completion  Dates:  Notwithstanding  any provision of the EPC Contract to the contrary,  the Parties  establish  the  following  completion  dates and Delta-T guarantees,  subject  to  extensions  permitted  by the EPC  Contract,  that the
Project shall be completed in accordance with the following dates:

         Mechanical Completion Date:            July 15, 2008

         Performance Testing Completed
         And Name Plate Production Reached:     sixty (60) days after Mechanical
                                                Completion

4. Liquidated Damages:

     Mechanical Completion: Delta-T understands that if Mechanical Completion is not attained by the  scheduled  Mechanical  Completion  Date,  NEDAK will suffer damages which are difficult to determine and accurately specify.  Delta-T agrees that if  Mechanical  Completion  is not  attained  on or before  July 15,  2008,
Delta-T will pay to NEDAK or have  deducted from the Contract Sum, as liquidated damages  and not as a penalty,  the amount of $ 150,000 for each full week after
July 15, 2008 the Project is not mechanically complete for a period of four full weeks,  after which the  liquidated  damages shall increase to $200,000 for each full week.

     Performance Testing/Name Plate Production:  Delta-T understands that if the performance testing and name plate production is not attained by the agreed upon performance  testing and name plate  production  date, NEDAK will suffer damages which are difficult to determine and accurately specify.  Delta-T agrees that if the performance  testing and name plate  production is not attained within sixty
(60)  days  after  Mechanical  Completion,  Delta-T  agrees to pay NEDAK or have deducted from the Contract Sum, as liquidated  damages and not as a penalty,  an amount determined as follows:

     The  difference  between  the weekly name plate  production  in gallons and actual  production  in gallons  multiplied by $.30 per gallon for each full week the plant  does not  attain  the  performance  testing  and name plate production.

5. Bateman Litwin Guarantee: Bateman Litwin NV ("Bateman") shall guarantee Delta
T's  performance  of the EPC  Contract.  The form of  Guarantee  is  attached as
Exhibit B to this  Amendment.  Bateman agrees to the assignment of the Guarantee and letters of credit  (and/or its proceeds as determined  by Lender)  issued to
NEDAK, from NEDAK to Lender.

6. Existing Letters of Credit and New Letters of Credit: The existing letters of credit valid through  October 1, 2008 in the amount of  $5,000,000  from Bank of
America and $500,000 from the Bank of Virginia  shall be extended  until January
31, 2009 and may be replaced by a single letter of credit from a bank acceptable to  NEDAK.  Both of the  aforementioned  Bank of  America  and Bank of  Virginia letters  of credit  may be  replaced  with one letter of credit in the amount of
$5.5 million with an expiration  date of January 31, 2009, from an approved Bank at anytime by Delta-T.  Immediately upon the issuance of the replacement  letter of credit,  NEDAK shall release the Bank of America and Bank of Virginia letters of credit back to Delta-T.  An irrevocable  Letter of Credit from Delta-T and/or
Bateman in the amount of $8,000,000  from Bank Hapaolim New York shall be issued with a December  31, 2008  expiration  date which shall be  confirmed  by a U.S.
bank.

7.  Delta-T's  Representative:  In  accordance  with  Paragraph  11.1 of the EPC
Contract,  Delta-T shall appoint Bob Helper as Delta-T's  Project Manager and Ed
Schwab as Delta-T's Site Manager. Mr. Helper and Mr. Schwab shall work full time on this  Project  and shall not be replaced by Delta-T (so long as they work for
Delta-T) until the Project has passed the  performance  testing and reached name plate production.

8. Open  Books.  NEDAK shall be  permitted  full  access to the  accounting  and project books and records of Delta T relating to the NEDAK project at reasonable business hours.

Except as specifically  amended,  each and every other term and condition of the
EPC  Contract  shall  remain  unchanged  and in full  force and  effect  without modification and shall govern and control the Work provided pursuant to this and any prior Amendments.  In the event of any conflict,  inconsistency or ambiguity between the terms and  provisions of this  Amendment or the terms and conditions of the EPC Contract, this Amendment shall govern and control.

9. Invoices.  Upon (a) release of the P2S lien, (b) signing of this Amendment by the  parties,  (c)  issuance of the letters of credit in Section 6 above and (d)
the execution and delivery of the attached guaranty by Bateman,  NEDAK agrees to pay within three (3) business days  thereafter,  the amount of  $17,000,000.  In addition, Delta-T shall submit a normal draw in accordance with the EPC contract thereafter.  Delta T shall also supply Land America,  the title company, any and all  documentation  requested  thereby,  as is necessary to satisfy  Lender that
Delta T has timely paid all subcontractors on the project.

10. Project Retainage.  Project retainage shall be released and paid to Delta- T upon Mechanical Completion in accordance with the terms of the EPC Contract.

This Amendment No. 3 is dated as of  April__, 2008.

NEDAK Ethanol, LLC

By:  /s/ Jerome Fagerland
   -----------------------------------------
Name:    Jerome Fagerland
     ---------------------------------------
Title: Pres. & Gen. Mngr
      --------------------------------------
Date:
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DELTA-T CORPORATION

By:  /s/ Leslie J. Ward
   -----------------------------------------
Name:  Leslie J. Ward
     ---------------------------------------
Title: President & CEO
      --------------------------------------
Date:  4-9-08
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